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                                   EXHIBIT 5.9


           Form of Amendment Number 1 to Investment Services Agreement with The Hartford Investment Management Company

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                              AMENDMENT NUMBER 1 TO
                          INVESTMENT SERVICES AGREEMENT

    Pursuant to the Investment Services Agreement between Hartford Investment Financial Services Company and The Hartford Investment Management Company dated as of March 3, 1997 (the "Agreement"), The Hartford High Yield Fund is hereby included in the Agreement as a Portfolio. All provisions in the Agreement shall apply to the management of The Hartford High Yield Fund.

    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on the _____ day of _________, 1998.


                              HARTFORD INVESTMENT FINANCIAL
                              SERVICES COMPANY

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                              By:
                              Title:

                              HARTFORD INVESTMENT MANAGEMENT
                              COMPANY

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                              By:
                              Title: